Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

First Quarter 2023 Results

First Quarter 2023 Results

•Net Income Attributable to Common Stockholders of $1.02 Per Diluted Share for First Quarter 2023 Compared to $1.54 Per Diluted Share for First Quarter 2022 (Gains on Sales of Real Estate Investments Were $5 Million, or $0.11 Per Diluted Share, for First Quarter 2023; Gains on Sales of Real Estate Investments Were $30 Million, or $0.73 Per Diluted Share, for First Quarter 2022)
•Funds from Operations (“FFO”) of $1.84 Per Share for First Quarter 2023 Compared to $1.68 Per Share for First Quarter 2022, an Increase of 9.5%
•FFO Excluding Gain on Casualties and Involuntary Conversion ($.02 Per Share in First Quarter 2023) of $1.82 Per Share Compared to $1.68 Per Share for the Same Quarter Last Year, an Increase of 8.3%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations Increased 7.6% on a Straight-Line Basis and 11.0% on a Cash Basis for First Quarter 2023 Compared to the Same Period in 2022
•Operating Portfolio was 98.7% Leased and 97.9% Occupied as of March 31, 2023; Average Occupancy of Operating Portfolio was 98.1% for First Quarter 2023 as Compared to 97.3% for First Quarter 2022
•Rental Rates on New and Renewal Leases Increased an Average of 48.5% on a Straight-Line Basis
•Started Construction of Four Development Projects Containing 1,033,000 Square Feet with Projected Total Costs of Approximately $141 Million
•Transferred Three Development and Value-Add Projects Totaling 716,000 Square Feet to the Operating Portfolio, Which Are Collectively 100% Leased
•Development and Value-Add Program Consisted of 21 Projects in 13 Cities (4.3 Million Square Feet) at March 31, 2023 with a Projected Total Investment of Approximately $553 Million
•Sold One Operating Property Containing 125,000 Square Feet for $10 Million (Gain of $5 Million Not Included in FFO)
•Declared 173rd Consecutive Quarterly Cash Dividend: $1.25 Per Share
•Closed a $100 Million Senior Unsecured Term Loan with a Seven-Year Term and a Total Effectively Fixed Interest Rate of 5.27%
•Repaid a $65 Million Unsecured Term Loan During the Quarter with a Total Effectively Fixed Interest Rate of 2.31%
•Expanded the Borrowing Capacity of the Unsecured Bank Credit Facilities from $475 Million to $675 Million
•Sold 821,034 Shares of Common Stock Pursuant to the Company’s Continuous Common Equity Offering Program at a Weighted Average Price of $163.51 Per Share for Aggregate Net Proceeds of $133 Million

JACKSON, MISSISSIPPI, April 25, 2023 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three months ended March 31, 2023.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our team’s strong performance continued into 2023 as evidenced by first quarter growth in FFO per share of more than 9%. The day-to-day industrial market remains solid as evidenced by a number of metrics, such as our percent leased, percent occupied, quarterly releasing

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

spreads and same store net operating income growth. We’re pleased with our operational results, especially during a period of global economic unease and capital markets dislocation. Until the economic climate allows more clarity, we'll remain judicious with capital allocation and incremental risk. This type of economic climate is one of the primary reasons we lowered our overall leverage and floating rate debt ratios the past few years. Longer term, I remain bullish on the continued growth prospects for our shallow bay, last mile Sunbelt market portfolio.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (“EPS”) were $1.02 for the three months ended March 31, 2023, compared to $1.54 for the same period of 2022. The Company’s property net operating income (“PNOI”) increased by $15,894,000 ($0.36 per share) for the three months ended March 31, 2023, as compared to the same period of 2022. The increase in PNOI for the three months ended March 31, 2023, compared to the same period of 2022 was offset by the following:
•EastGroup recognized gains on sales of real estate investments of $4,809,000 ($0.11 per share) during the three months ended March 31, 2023, compared to $30,352,000 ($0.73 per share) for the three months ended March 31, 2022.
•Interest expense increased by $4,915,000 ($0.11 per share) during the three months ended March 31, 2023, as compared to the same period of 2022.
•Depreciation and amortization expense increased by $4,673,000 ($0.11 per share) during the three months ended March 31, 2023, as compared to the same period of 2022.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

For the three months ended March 31, 2023, funds from operations attributable to common stockholders (“FFO”) were $1.84 per share compared to $1.68 per share during the same period of 2022, an increase of 9.5%.

FFO Excluding Gain on Casualties and Involuntary Conversion was $1.82 per share for the three months ended March 31, 2023; no Gain on Casualties and Involuntary Conversion was recognized in the same period of 2022.

PNOI increased by $15,894,000, or 19.3%, during the three months ended March 31, 2023, compared to the same period of 2022. PNOI increased $7,695,000 from newly developed and value-add properties, $4,628,000 from same property operations (based on the same property pool), and $4,039,000 from 2022 acquisitions; PNOI decreased $367,000 from operating properties sold in 2022 and 2023.

Same PNOI Excluding Income from Lease Terminations increased 7.6% on a straight-line basis for the three months ended March 31, 2023, compared to the same period of 2022; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 11.0%.

On a straight-line basis, rental rates on new and renewal leases (3.2% of total square footage) increased an average of 48.5% during the three months ended March 31, 2023.

The same property pool for the three months ended March 31, 2023 includes properties which were included in the operating portfolio for the entire period from January 1, 2022 through March 31, 2023; this pool is comprised of properties containing 46,514,000 square feet.

FFO, FFO Excluding Gain on Casualties and Involuntary Conversion, PNOI and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO and FFO Excluding Gain on Casualties and Involuntary Conversion are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

ACQUISITIONS AND DISPOSITIONS

In March, EastGroup sold World Houston 23, a 125,000 square foot building in Houston, for $9,600,000. The Company recognized a gain on the sale of $4,809,000, which is included in Gain on sales of real estate investments; this gain is excluded from FFO.

Also during the three months ended March 31, 2023, the Company sold a 2.0 acre parcel of land in Forth Worth, Texas for $1,550,000. A gain of $81,000 was recognized and is included in Other on the Consolidated Statements of Income and Comprehensive Income.

Subsequent to March 31, 2023, the Company closed on the acquisition of 58.8 acres of development land in the East submarket of Tampa, known by the Company as Lakeside Station Land, for approximately $6,600,000. This site will accommodate the future development of two buildings containing approximately 450,000 square feet.

Also in April, the Company closed on the acquisition of 48.9 acres of development land in San Antonio’s Northeast Submarket for approximately $6,100,000. This site will accommodate the future development of five buildings containing approximately 675,000 square feet. This development will expand the Company’s 1,442,000 square feet of operating properties in this submarket which are currently 100% leased.

Also subsequent to quarter-end in April, EastGroup acquired Craig Corporate Center, a 155,000 square foot building, for approximately $34,200,000. The property is located in the North submarket of Las Vegas and is 100% leased. This acquisition increased the Company’s ownership in Las Vegas to approximately 910,000 square feet, which is 100% leased.

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the first quarter of 2023, EastGroup began construction of four new development projects in four cities, which will contain a total of 1,033,000 square feet and have projected total costs of $141,100,000.

The development projects started during 2023 are detailed in the table below:

Development Projects Started in 2023	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Horizon West 10	Orlando, FL	357,000	10/2024	$44,600
Riverside 1 & 2	Atlanta, GA	284,000	12/2024	33,700
Eisenhauer Point 10-12	San Antonio, TX	223,000	01/2025	29,400
Gateway South Dade 1 & 2	Miami, FL	169,000	02/2025	33,400
Total Development Projects Started		1,033,000		$141,100

At March 31, 2023, EastGroup’s development and value-add program consisted of 21 projects (4,298,000 square feet) in 13 cities. The projects, which were collectively 38% leased as of April 24, 2023, have a projected total cost of $553,100,000, of which $231,924,000 remained to be funded as of March 31, 2023.

During the first quarter of 2023, EastGroup transferred three projects to the operating portfolio (at the earlier of 90% occupancy or one year after completion/value-add acquisition date). The projects, which are located in Fort Myers and Houston, contain 716,000 square feet and were collectively 100% leased as of April 24, 2023.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The development and value-add properties transferred to the operating portfolio during the first three months of 2023 are detailed in the table below:

Development and Value-Add Properties Transferred to the Operating Portfolio in 2023	Location	Size	Conversion Date	Cumulative Cost as of 3/31/23	Percent Leased as of 4/24/23
		(Square feet)		(In thousands)
Grand West Crossing 1	Houston, TX	121,000	02/2023	$13,204	100%
SunCoast 11	Fort Myers, FL	79,000	02/2023	9,766	100%
Cypress Preserve 1 & 2(1)	Houston, TX	516,000	03/2023	54,128	100%
Total Projects Transferred		716,000		$77,098	100%

Projected Stabilized Yield (2)	5.8%

(1) Represents value-add acquisition.
(2) Weighted average yield based on projected stabilized annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs.

DIVIDENDS

EastGroup declared a cash dividend of $1.25 per share in the first quarter of 2023. The first quarter dividend, which was paid on April 14, 2023, was the Company’s 173rd consecutive quarterly cash distribution to shareholders.  The Company has increased or maintained its dividend for 30 consecutive years and has increased it 27 years over that period, including increases in each of the last 11 years.  The annualized dividend rate of $5.00 per share yielded 3.0% on the closing stock price of $166.26 on April 24, 2023.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 19.8% at March 31, 2023.  For the first quarter of 2023, the Company’s interest and fixed charge coverage ratio was 7.21x and its ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 4.79x. EBITDAre and the Company’s interest and fixed charge coverage ratio are non-GAAP financial measures defined under Definitions later in this release. Reconciliations of Net Income to EBITDAre and the Company’s interest and fixed charge coverage ratio are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

During the first quarter, EastGroup issued and sold, and subsequently settled the issuance of, 652,909 shares of common stock under its continuous common equity offering program at a weighted average price of $163.55 per share, providing aggregate net proceeds to the Company of approximately $105,321,000. In addition, on March 30 and March 31, 2023, the Company sold 168,125 shares of common stock at a weighted average price of $163.35. These shares were deemed to be issued and outstanding upon settlement in April 2023.

EastGroup and a group of banks agreed to expand the capacity on its unsecured bank credit facilities from $475,000,000 to $675,000,000 effective January 2023. In conjunction with the amendment, LIBOR was replaced by SOFR as the benchmark interest rate. There were no other material changes, and the maturity date remains July 30, 2025.

Also in January 2023, the Company closed a $100,000,000 senior unsecured term loan with a seven-year term and interest only payments, which bears interest at the annual rate of SOFR plus an applicable margin (1.35% as of March 31, 2023) based on the Company’s senior unsecured long-term debt rating. The Company also entered into an interest rate swap agreement to convert the loan’s SOFR rate component to a fixed interest rate for the entire term of the loan providing a total effectively fixed interest rate of 5.27%.

On March 31, 2023, EastGroup repaid a $65,000,000 senior unsecured term loan with a total effectively fixed interest rate of 2.31%. The loan, which was scheduled to mature on April 1, 2023, was repaid with no penalty.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

OUTLOOK FOR 2023

EPS for 2023 is now estimated to be in the range of $3.73 to $3.85.  FFO per share attributable to common stockholders for 2023 is now estimated to be in the range of $7.49 to $7.61. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. We assume no obligation to update publicly any forward-looking statements, including our outlook for 2023, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

	Low Range		High Range
	Q2 2023	Y/E 2023	Q2 2023	Y/E 2023
	(In thousands, except per share data)

Net income attributable to common stockholders	$39,074	165,698	41,742	171,030
Depreciation and amortization	42,301	172,118	42,301	172,118
Gain on sales of real estate investments and non-operating real estate	—	(4,890)	—	(4,890)
Funds from operations attributable to common stockholders*	$81,375	332,926	84,043	338,258

Diluted shares	44,474	44,428	44,474	44,428
Per share data (diluted):
Net income attributable to common stockholders	$0.88	3.73	0.94	3.85
Funds from operations attributable to common stockholders	1.83	7.49	1.89	7.61

*This is a non-GAAP financial measure. Please refer to Definitions.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The following assumptions were used for the mid-point:

Metrics	Revised Guidance for Year 2023	Initial Guidance for Year 2023	Actual for Year 2022
FFO per share	$7.49 - $7.61	$7.30 - $7.50	$7.00
FFO per share increase over prior year	7.9%	5.7%	14.9%
Same PNOI growth: cash basis(1)	6.5% - 7.5%(2)	5.5% - 6.5%(2)	8.9%
Average month-end occupancy - operating portfolio	97.2% - 98.2%	96.7% - 97.7%	98.0%
Lease termination fee income	$425,000	$1.0 million	$2.7 million
Reserves of uncollectible rent (Currently no identified bad debt for Q2-Q4)	$1.9 million	$2.0 million	$138,000
Development starts:
Square feet	2.6 million	2.7 million	2.7 million
Projected total investment	$340 million	$330 million	$329 million
Value-add property acquisitions (Projected total investment)	none	none	$135 million
Operating property acquisitions	$60 million	$50 million	$378 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$75 million	$70 million	$52 million
Unsecured debt closing in period	$200 million at 5.50% weighted average interest rate	$350 million at 5.00% weighted average interest rate	$525 million at 3.82% weighted average interest rate
Common stock issuances	$180 million	$100 million	$75 million
General and administrative expense	$17.8 million	$17.4 million	$16.4 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases and income from lease terminations.
(2) Includes properties which have been in the operating portfolio since 1/1/22 and are projected to be in the operating portfolio through 12/31/23; includes 46,437,000 square feet.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions: (1) funds from operations attributable to common stockholders (“FFO”) and (2) property net operating income (“PNOI”), as defined below.

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO Excluding Gain on Casualties and Involuntary Conversion is calculated as FFO (as defined above), adjusted to exclude gain on casualties and involuntary conversion. The Company believes that the exclusion of gain on casualties and involuntary conversion presents a more meaningful comparison of operating performance across periods.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI Excluding Income from Lease Terminations as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI Excluding Income from Lease Terminations on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company’s chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in making decisions. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

EastGroup’s chief decision makers also use its Debt-to-EBITDAre ratio, a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. We believe this ratio is useful to investors because it provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter, review the Company’s current operations, and present its revised earnings outlook for 2023 on Wednesday, April 26, 2023, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-888-346-0688 (conference ID: EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Wednesday, May 3, 2023.  The telephone replay can be accessed by dialing 1-877-344-7529 (access code 3260585), and the webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), a member of the S&P Mid-Cap 400 and Russell 1000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  The Company’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 57.1 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

The Company announces information about the Company and its business to investors and the public using the Company's website (eastgroup.net), including the investor relations website (investor.eastgroup.net), filings with the Securities and Exchange Commission, press releases, public conference calls, and webcasts. The Company also uses social media to communicate with its investors and the public. While not all the information that the Company posts to the Company's website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information that it posts on the social media channels, including Facebook (facebook.com/eastgroupproperties), Twitter (twitter.com/eastgroupprop), and LinkedIn (linkedin.com/company/eastgroup-properties-inc). The list of social media channels that the company uses may be updated on its investor relations website from time to time. The information contained on, or that may be accessed through, our website or any of our social media channels is not incorporated by reference into, and is not a part of, this document.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” or “plans” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions;
•disruption in supply and delivery chains;
•construction costs could increase as a result of inflation impacting the costs to develop properties;
•the competitive environment in which the Company operates;
•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the impacts of inflation;
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws, REIT or corporate income tax laws, potential changes in zoning laws, or increases in real property tax rates, and any related increased cost of compliance;
•our ability to maintain our qualification as a REIT;
•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;
•natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;
•pandemics, epidemics or other public health emergencies, such as the coronavirus pandemic;
•availability of financing and capital, increase in interest rates, and ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to attract and retain key personnel;
•risks related to the failure, inadequacy or interruption of our data security systems and processes;
•potentially catastrophic events such as acts of war, civil unrest and terrorism; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K and in its subsequent Quarterly Reports on Form 10-Q.
The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2023	2022
REVENUES
Income from real estate operations	$133,964	112,952
Other revenue	1,061	22
	135,025	112,974
EXPENSES
Expenses from real estate operations	36,186	31,064
Depreciation and amortization	41,014	36,341
General and administrative	5,204	4,310
Indirect leasing costs	140	175
	82,544	71,890
OTHER INCOME (EXPENSE)
Interest expense	(13,025)	(8,110)
Gain on sales of real estate investments	4,809	30,352
Other	439	278
NET INCOME	44,704	63,604
Net income attributable to noncontrolling interest in joint ventures	(14)	(24)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	44,690	63,580
Other comprehensive income (loss) - interest rate swaps	(10,262)	15,828
TOTAL COMPREHENSIVE INCOME	$34,428	79,408

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.02	1.54
Weighted average shares outstanding	43,751	41,246
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.02	1.54
Weighted average shares outstanding	43,823	41,359

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2023	2022

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$44,690	63,580
Depreciation and amortization	41,014	36,341
Company’s share of depreciation from unconsolidated investment	31	31
Depreciation and amortization from noncontrolling interest	(1)	(3)
Gain on sales of real estate investments	(4,809)	(30,352)
Gain on sales of non-operating real estate	(81)	—
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS*	80,844	69,597
Gain on casualties and involuntary conversion	(1,027)	—
FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS EXCLUDING GAIN ON CASUALTIES AND INVOLUNTARY CONVERSION*	$79,817	69,597

NET INCOME	$44,704	63,604
Interest expense (1)	13,025	8,110
Depreciation and amortization	41,014	36,341
Company’s share of depreciation from unconsolidated investment	31	31
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	98,774	108,086
Gain on sales of real estate investments	(4,809)	(30,352)
Gain on sales of non-operating real estate	(81)	—
EBITDA FOR REAL ESTATE (“EBITDAre”)*	$93,884	77,734

Debt	$1,797,595	1,464,516
Debt-to-EBITDAre ratio*	4.79	4.71
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.02	1.54
FFO attributable to common stockholders	$1.84	1.68
FFO Excluding Gain on Casualties and Involuntary Conversion attributable to common stockholders	$1.82	1.68
Weighted average shares outstanding for EPS and FFO purposes	43,823	41,359

(1) Net of capitalized interest of $3,735 and $2,244 for the three months ended March 31, 2023 and 2022, respectively.
*This is a non-GAAP financial measure. Please refer to Definitions.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2023	2022

NET INCOME	$44,704	63,604
Gain on sales of real estate investments	(4,809)	(30,352)
Gain on sales of non-operating real estate	(81)	—
Interest income	(81)	—
Other revenue	(1,061)	(22)
Indirect leasing costs	140	175
Depreciation and amortization	41,014	36,341
Company’s share of depreciation from unconsolidated investment	31	31
Interest expense (1)	13,025	8,110
General and administrative expense (2)	5,204	4,310
Noncontrolling interest in PNOI of consolidated joint ventures	(16)	(21)
PROPERTY NET OPERATING INCOME (“PNOI”)*	98,070	82,176
PNOI from 2022 acquisitions	(4,039)	—
PNOI from 2022 and 2023 development and value-add properties	(9,591)	(1,896)
PNOI from 2022 and 2023 operating property dispositions	94	(273)
Other PNOI	112	11
SAME PNOI (Straight-Line Basis)*	84,646	80,018
Lease termination fee income from same properties	(38)	(1,394)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)*	84,608	78,624
Straight-line rent adjustments for same properties	(245)	(2,075)
Acquired leases - market rent adjustment amortization for same properties	(161)	(713)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)*	$84,202	75,836

(1) Net of capitalized interest of $3,735 and $2,244 for the three months ended March 31, 2023 and 2022, respectively.
(2) Net of capitalized development costs of $2,455 and $2,469 for the three months ended March 31, 2023 and 2022, respectively.
*This is a non-GAAP financial measure. Please refer to Definitions.